EXHIBIT 99.1

On2 Technologies Announces Q2 2007 Financial Results

Company reports revenue of $2.6M representing 66% growth over Q2 2006

TARRYTOWN, NY (August 2, 2007) - On2 Technologies, Inc. (AMEX:  ONT), a leader in video compression (codec) software and solutions, today announced its second quarter 2007 financial results.

Revenue increased 66% to $2,554,000 for the three months ended June 30, 2007 compared with $1,535,000 for the three months ended June 30, 2006. Revenue decreased 9% for the three months ended June 30, 2007 from revenue of $2,815,000 for the three months ended March 31, 2007.

Operating expenses decreased 12% to $2,699,000 for the three months ended June 30, 2007, compared with $3,082,000 for the three months ended June 30, 2006, and remained relatively flat compared to operating expenses of $2,619,000 for the three months ended March 31, 2007. On2 attributed the decrease in operating expenses for the three months ended June 30, 2007 compared with the three months ended June 30, 2006 to a decrease in legal fees associated with the internal investigation of the Company’s former CEO. Loss from operations was ($145,000) for the three months ended June 30, 2007, compared with a loss from operations of $(1,547,000) for the three months ended June 30, 2006.

Net loss was $(2,820,000) for the three months ending June 30, 2007, compared with $(1,549,000) for the three months ending June 30, 2006.  Included in the net loss of $2,820,000 is $2,668,000 in other expense for the final charge arising from a change in the estimated fair value of a derivative liability associated with warrants issued in August 2006. During the second quarter of 2007, On2 negotiated a resolution of the derivative liability with the warrantholders and does not foresee any future derivative liability charges arising from these warrants.

On2 had cash and cash equivalents of $10,369,000 at June 30, 2007, compared with $4,961,000 at December 31, 2006, or an increase of 109%.

In addition, On2 separately announced that Hantro Products Oy, the Finland-based distributor of proprietary video codecs that has agreed to be acquired by On2, had posted its unaudited results for the second quarter of 2007. Hantro reported U.S. GAAP revenue of $3,111,000 for the three months ended June 30, 2007, an operating loss of ($148,000) and a net loss of ($519,000) for the three months ended June 30, 2007. On2 recently announced that it had entered a definitive agreement to acquire Hantro in a share exchange directly with the holders of all of Hantro's equity securities for a combination of cash and shares of On2's common stock. Completion of the acquisition is subject to approval of transaction by On2’s stockholders and to satisfaction of other conditions.

"We are pleased with our second quarter performance,” said Bill Joll, On2’s president and CEO. “Although a significant TrueMobile™ VP7 deal in the first quarter had caused a spike in our reported revenue for that period which in turn made for a challenging quarter-to-quarter comparison, we nevertheless continue to see strong demand in our TrueMotion® VP6/VP7 codecs, particularly on devices, and the market for our Adobe® Flash® 8 encoding tools,” Mr. Joll continued. “We have significantly increased our cash position and have achieved operating profitability for the six months ending June 30, 2007. We are extremely gratified by the continuing interest in our TrueMotion codecs and are pleased with the steady growth in our revenue from royalty and revenue-sharing arrangements with our customers. In addition, we remain enthusiastic about Hantro’s performance in its second quarter and are excited about the prospects of the combined companies.”

On2 will host a live webcast and conference call to review its second quarter 2007- financial results.

Event Date: 08/02/2007
Event Time: 5:00 PM Eastern
Event Title: Second Quarter 2007 Results Conference Call
To access the live webcast, visit:
http://www.vcall.com/IC/CEPage.asp?ID=119587

Webcast Replay Available Until: 08/02/2008
Live Participant Dial In (Toll Free): 877-407-8031

Replay Number (Toll Free): 1-877-660-6853
Replay Passcodes (both required for playback):
Account #: 286
Conference ID #: 250390
Teleconference Replay Available Until: 08/03/2007 11:59 PM

On2, together with the other participants as indicated below, has filed with the SEC a preliminary proxy statement and accompanying proxy card to be used to solicit votes for the proposed Share Exchange at the 2007 Annual Meeting of Stockholders of On2, which has not yet been scheduled. On2 urges its stockholders to read the definitive proxy statement in its entirety, including the Share Exchange Agreement, when it becomes available because it will contain important information, including information on their participants and their interests in On2. When filed, the definitive proxy statement will be available at no charge at the SEC's website at http://www.sec.gov. The participants will provide copies of the proxy statement without charge upon request made to On2 at 21 Corporate Drive, Clifton Park, New York 12065 (518) 348-0099. The participants in this proxy solicitation are anticipated to be On2, its directors and Pekka Salonoja, a nominee to the board of directors of On2. Mr. Salonoja is acting on behalf of the Nexit Ventures funds, which are one of the principal stockholders of Hantro that will accordingly receive a portion of the consideration to be paid and issued by On2 in the proposed Share Exchange with the securityholders of Hantro.

About On2 Technologies, Inc.
On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of digital video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen On2 Video compression and streaming technologies. On2 Video codecs are widely used in the Internet, video-on-demand, VoIP, and mobile media markets. On2's software is used by such leading global companies as Adobe/Macromedia, AOL, Skype, XM Satellite Radio, Sony, CTT, VitalStream, and Tencent. Located in New York City, the company has R&D offices in Clifton Park, NY, and Cambridge, UK. To contact On2, write to sales@on2.com or visit http://www.on2.com.

Trademarks mentioned in this release are the property of their respective owners.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to future recurring revenue streams.  These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

On2 Technologies, Inc.
Condensed Consolidated Balance Sheets

ASSETS	June 30, 2007	December 31, 2006
	(unaudited)
Current assets:
Cash and cash equivalents	$10,369,000	$4,961,000
Marketable securities, at market	96,000	154,000
Accounts receivable	2,277,000	1,335,000
Prepaid expenses and other current assets	266,000	231,000

Total current assets	13,008,000	6,681,000

Acquired software, net	367,000	467,000
Other acquired intangibles, net	85,000	108,000
Goodwill	244,000	244,000
Property and equipment, net	261,000	157,000
Deferred acquisition costs	1,100,000
Other assets	131,000	230,000

Total assets	$15,196,000	$7,887,000

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,240,000	$648,000
Deferred revenue	648,000	708,000
Term-loan	143,000	33,000
Capital lease obligation	21,000	24,000

Total current liabilities	2,052,000	1,413,000

Capital lease obligation, excluding current portion	23,000	29,000
Warrant derivative liability		2,329,000

Total liabilities	2,075,000	3,771,000

Commitments and contingencies
Series D redeemable convertible preferred stock	677,000	3,083,000

Commitments and contingencies

Stockholders’ equity	12,444,000	1,033,000

Total liabilities and stockholders’ equity	$15,196,000	$7,887,000

On2 Technologies, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

Revenue	$2,554,000	$1,535,000	$5,369,000	$2,752,000

Operating expenses:
Cost of revenue (1)	389,000	705,000	812,000	1,288,000
Research and development (2)	562,000	214,000	1,055,000	439,000
Sales and marketing (2)	614,000	172,000	1,210,000	360,000
General and administrative (2)	980,000	1,280,000	1,939,000	2,540,000
Equity-based compensation:
Research and development	19,000	25,000	20,000	52,000
Sales and marketing	27,000	23,000	54,000	58,000
General and administrative	108,000	663,000	228,000	711,000

Total operating expenses	2,699,000	3,082,000	5,318,000	5,448,000

Loss from operations	(145,000)	(1,547,000)	51,000	(2,696,000)

Interest and other income (expense), net	(2,672,000)	1,000	(3,585,000)	(26,000)

Loss before provision for income taxes	(2,817,000)	(1,546,000)	(3,534,000)	(2,722,000)

Provision for income taxes	(3,000)	(3,000)	(7,000)	(6,000)

Net loss	$(2,820,000)	$(1,549,000)	$(3,541,000)	$(2,728,000)

Convertible preferred stock 8% dividend	(18,000)	(73,000)	(71,000)	(146,000)

Net loss attributable to common shareholders	$(2,838,000)	$(1,622,000)	$(3,612,000)	$(2,874,000)

Basic and diluted net income (loss) attributable to common shareholders per common share	$(0.03)	$(0.02)	$(0.03)	$(0.03)

Weighted average basic and diluted common shares outstanding:	111,752,000	95,530,000	107,698,000	94,232,000

(1) Includes equity-based compensation of $14,000 and $15,000 for the three and six months ended June 30, 2007
Includes equity-based compensation of $52,000 and $109,000 for the three and six months ended June 30, 2006
(2) Excludes equity-based compensation, which is presented separately